SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): April 27, 2004

Roller Bearing Company of America, Inc.

(EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

Delaware	333-33085	13-3426227
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

60 Round Hill Road
Fairfield, CT 06430
(Address of Principal Executive Offices, including Zip Code)

(203) 255-1511
(Registrant’s Telephone Number, Including Area Code)

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Item 9. Regulation FD Disclosure.
SIGNATURES

Item 9. Regulation FD Disclosure.

     On April 22, 2004, Standard & Poors issued a press release announcing a $220 million refinancing for Roller Bearing Company of America, Inc. with GE Capital. The press release, citing sources, stated that the transaction, which includes a second-lien tranche, will refinance existing loans and bonds. Furthermore, the new loan will include a $60 million, 6.5-year revolving credit priced at L+300, a $115 million, 6.5-year B term loan priced at L+325 and a $45 million, 7-year, second-lien term loan, not yet priced. Roller Bearing Company of America, Inc. has LTM revenue of roughly $206 million, and Adjusted EBITDA of $40.9 million. Roller Bearing Company of America, Inc. is a global manufacturer and distributor of precision bearing products.

     The information in this Form 8-K shall not be deemed “filed” for purposes of Section 18 of the Securities Act of 1934, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, except as shall be expressly set forth by specific reference in such filing.

SIGNATURES

     According to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized on April 27, 2004.

ROLLER BEARING COMPANY OF AMERICA, INC. (Registrant)
/s/ Daniel A. Bergeron
	Name:	Daniel A. Bergeron
Date: April 27, 2004	Title:	Vice President and Chief Financial Officer

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